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                                                                  EXHIBIT 10.1

                       AGREEMENT FOR PURCHASE AND SALE OF
                      REAL PROPERTY AND ESCROW INSTRUCTIONS

         This AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (the "AGREEMENT") is made and entered into as of September 5, 2003, by and between AMERICAN CARE GROUP, INC., a Nevada corporation ("SELLER") and CENTEX HOMES, a Nevada general partnership, doing business as Real Homes ("BUYER").

                                 R E C I T A L S

         A. Seller is the owner of certain real property located in the City of North Las Vegas (the "CITY"), County of Clark (the "COUNTY"), State of Nevada (the "STATE"), comprised of approximately 40 gross acres identified as Assessor's Parcel Nos. 124-26-701-005 and 124-26-701-006 and more particularly described on EXHIBIT "A" attached hereto (the "PROPERTY").

         B. For the purposes of this Agreement, the term (a) "LOT" shall mean and refer to a single-family detached residential lot, and the term "LOTS" shall mean and refer to collectively all of the single-family detached residential lots created or to be created as part of the subdivision of the Property and (b) "PARCEL" shall mean and refer to the legal parcels into which the Property is to be divided by Buyer pursuant to the PARCEL MAPS (described in Section 3.5.6 below) prior to subdividing the Property into LOTS.

         C. Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, in accordance with the terms and conditions contained in this Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

         1. PURCHASE AND SALE.

                  1.1 PURCHASE AND SALE OF THE PROPERTY. Subject to the terms and conditions set forth herein, Seller agrees to sell and convey to Buyer, and Buyer hereby agrees to acquire and purchase from Seller, the Property. As used herein, the term "PROPERTY" shall include the Property and all of Seller's rights, title and interest in and to all entitlements, easements, rights in and to all permits, licenses, authorizations, approvals, maps, studies and plans, mineral rights, oil and gas rights, water, water rights, air rights, development rights and privileges appurtenant thereto and any improvements located thereon. The Property is comprised of the following Clark County Assessor Parcel Nos.:
124-26-701-005 and 124-26-701-006.

                  1.2 PURCHASE PRICE. The total purchase price payable by Buyer to Seller for the Property (the "PURCHASE PRICE") shall be Seven Million and No/100 Dollars ($7,000,000.00). The Purchase Price (including the components thereof) is payable as follows:


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                  1.2.1  DEPOSIT.  As of the opening of "ESCROW"  (as defined in
Section 2.1), Buyer shall deposit by its company check the sum of One Hundred Thousand Dollars ($100,000.00) (the "INITIAL DEPOSIT") into Escrow. "ESCROW HOLDER" (as defined in Section 2.1) shall invest the Initial Deposit in an interest-bearing account, subject to immediate withdrawal without penalty, at a financial institution in Las Vegas, Nevada with interest accruing for the benefit of the party entitled to the Initial Deposit or applicable to the Purchase Price at the Close of Escrow. The Initial Deposit shall be refunded to Buyer if prior to the expiration of the "FEASIBILITY PERIOD" (as defined in
Section  3.3.2) Buyer delivers to Seller the  Termination  Notice (as defined in
Section 1.2.3). If Buyer does not deliver the Termination Notice to Seller prior to the expiration of the Feasibility Period, Buyer shall be deemed to have approved the transaction and the Initial Deposit shall be non-refundable except as otherwise set forth in Sections 1.2.3, 2.3.1, 2.6.2, 3.1.3, 3.1.4 or 3.5.5.
Provided that this Agreement has not previously been terminated by Buyer's delivery to Seller of the Termination Notice prior to the expiration of the Feasibility Period, Buyer shall deposit by its company check the sum of One Hundred Thousand Dollars ($100,000.00) (the "SECOND DEPOSIT") into Escrow within one (1) business day after the expiration of the Feasibility Period. The Escrow Holder shall invest the Second Deposit in an interest-bearing account, subject to immediate withdrawal without penalty, at a financial institution in Las Vegas, Nevada with interest accruing for the benefit of the party entitled to the Second Deposit or applicable to the Purchase Price at the Close of Escrow. The First Deposit and the Second Deposit are collectively referred to as the "DEPOSIT." Following the expiration of the Feasibility Period, if Buyer has not
delivered   the   Termination   Notice  to  Seller  the  Deposit   shall  become
non-refundable except as otherwise expressly set forth in Sections 1.2.3, 2.3.1, 2.6.2, 3.1.3, 3.1.4 or 3.5.5, and shall be applicable to the Purchase Price at Close of Escrow unless otherwise released to Seller.

                  1.2.2 PURCHASE PRICE BALANCE. As provided in Section 2.4.1, provided that all conditions to Buyer's obligations have been satisfied or expressly waived by Buyer in writing, on or before one (1) business day prior to the "CLOSING DATE" (as defined in Section 2.3.1), Buyer shall deposit with Escrow Holder funds (via certified check, bank cashier's check or wire transfer) in the amount of the Purchase Price less the Deposit and all interest accrued thereon (the "PURCHASE PRICE BALANCE").

                  1.2.3 TERMINATION. If prior to the expiration of the Feasibility Period, Buyer delivers written notice to Seller of Buyer's intent to terminate the Agreement ("TERMINATION NOTICE"), then (a) the Deposit, or such portion then held by Escrow Holder, and all interest accrued thereon shall be returned to Buyer, (b) this Agreement and the Escrow shall terminate, and (c) the parties shall have no further obligation to one another with respect to this Agreement, except for those indemnity obligations which expressly survive the termination of this Agreement. In the event that Buyer does not deliver the Termination Notice prior to the expiration of the Feasibility Period, but subsequently elects to terminate this Agreement for any reason other than a default by Seller hereunder or any of the "CONDITIONS TO CLOSING" (as defined in Section 3.5) not being satisfied or waived in writing by Buyer, (a) the Deposit, together with all interest accrued thereon, shall serve as consideration to Seller for its entry into and performance of this Agreement and as liquidated damages to Seller pursuant to the terms of Section 6, (b) this Agreement and the Escrow shall terminate, and (c) the parties shall have no further obligation to one another with respect to this Agreement, except for those indemnity obligations which expressly survive the termination of this Agreement.

                           2. ESCROW AND CLOSING.

         2.1 OPENING DATE OF ESCROW. Within three (3) business days after the date of the mutual execution and delivery of this Agreement (the "AGREEMENT DATE"), Buyer shall open an escrow (the "ESCROW") with Nevada Title Company ("ESCROW HOLDER") by depositing with Escrow Holder a copy of the fully executed Agreement. Escrow for the Property shall be deemed open on the date (the "OPENING DATE OF ESCROW") when one (1) fully executed copy of this Agreement and the Initial Deposit have been delivered to the Escrow Holder. Escrow Holder shall prepare and submit to Seller and Buyer for approval escrow instructions incorporating this Agreement as part thereof, and containing such other standard provisions as may be requested by Escrow Holder and approved by Seller and Buyer in writing; provided, however, that no escrow instructions shall modify or amend any provision of this Agreement. In the event there is a conflict between any such standard provisions and the provisions of this Agreement, the provisions of this Agreement shall control. As used in this Agreement, the "CLOSE OF ESCROW" shall mean the date a grant, bargain and sale deed in the form of EXHIBIT "B" attached hereto (the "GRANT DEED") is recorded in the office of the County Recorder of Clark County (the "OFFICIAL RECORDS").

         2.2 ESCROW FEES AND OTHER CHARGES. In connection with the Close of Escrow, Buyer shall pay (a) the premium cost attributable to the ALTA portion of the "TITLE POLICY" (as defined in Section 3.2), (b) all of Escrow Holder's fees,
(c) all County and City transfer taxes and fees and (d) recording fees for the Grant Deed. In connection with the Close of Escrow, Buyer shall also pay (a) the premium cost of the CLTA portion of the Title Policy. All other Escrow and any other closing costs related to the transaction shall be paid by the Buyer to ensure that Seller will receive $7,000,000 net under this Agreement.


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         2.3 CLOSING DATE; APPROVALS.

         2.3.1 CLOSING DATE. Except as otherwise provided herein, the Close of Escrow shall occur on the first to occur of (i) 10 days after Tentative Map approval; (ii) ten (10) days after written waiver by Buyer of all conditions precedent to Closing or (iii) January 15, 2004, or such other date as the parties may agree upon in writing (the "CLOSING DATE"). Buyer is required to prepare a proposed Tentative Map and deliver it for Seller's approval within 30 days after the Opening of Escrow. Once approved by Seller, Buyer is required to use its commercially reasonable efforts in order to have the Tentative Map approved on or before December 31, 2003. In the event Buyer is unable to obtain final approval of the Tentative Map on or before 5:00 p.m., Las Vegas Time, on December 31, 2003 (the "APPROVAL DEADLINE"), despite its commercially reasonable efforts to do so, Buyer shall have the right to terminate the Agreement by delivering written notice to Seller and Escrow Holder prior to the Approval Deadline. Failure of Buyer to deliver notice of termination shall be deemed a waiver of the Tentative Map approval. If Buyer timely delivers its written termination notice to Seller and Escrow Holder prior to the Approval Deadline due to Seller's inability to obtain the Tentative Map approval, despite Seller's commercially reasonable efforts to do so, then (a) the Deposit and all interest accrued thereon shall be returned to Buyer, (b) this Agreement and the Escrow shall terminate, and (c) the parties shall have no further obligation to one another with respect to this Agreement, except as otherwise expressly provided herein in Sections 3.4.1 and 7 Buyer may, in its sole and absolute discretion by delivery of written notice to Seller and Escrow Holder, elect to waive any or all of such conditions precedent and proceed with the Close of Escrow prior to the occurrence of the condition(s) so waived. Written notice from Buyer waiving the Tentative Map contingency must be received by no later than ten (10) days prior to the Closing.

         2.3.2 APPROVALS. For purposes of this Agreement, and in the context of the approval of Buyer's product design and any other matter relating to the subdivision of the Property and Buyer's proposed development of the Property, the term "APPROVED" or "APPROVAL" shall mean that the City, the County and any other applicable governmental or quasi-governmental agency, body or authority (individually, an "AUTHORITY"; collectively, the "AUTHORITIES") having jurisdiction over the Property voted to approve such item or matter and all administrative and judicial appeal periods for such approval, and all periods for the filing of an application for a referendum or other challenge regarding any such approval, have expired without the filing of an appeal or application, or if an appeal or application is filed, that the appeal or application is resolved on terms satisfactory to Buyer in its sole and absolute discretion.
Buyer shall use its commercially reasonable efforts to prepare, process and obtain approval of the Tentative Map.

         2.4 CLOSING DOCUMENTS. Upon at least five (5) business days prior notice from one of the parties that Closing is set to occur, the parties shall deposit the following with Escrow Holder prior to the Close of Escrow:

         2.4.1 BUYER'S DELIVERIES. Buyer shall deposit (a) the Purchase Price Balance, and (b) Buyer's share of closing costs and prorations as provided in Sections 2.2 and 2.5.2.

         2.4.2 SELLER'S DELIVERIES. Seller shall deposit:

                  (a) the Grant Deed conveying fee simple title to the Property, subject only to the "PERMITTED EXCEPTIONS" (as defined in Section 3.1.4);

                  (b) a non-foreign certification in accordance with the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder in the form attached hereto as EXHIBIT "C" (the "NON-FOREIGN AFFIDAVIT");

                  (c) an assignment of all of Seller's right, title and interest in and to any and all contracts, licenses, permits, entitlements, plans and other intangible property pertaining to the Property comprising the applicable portion of the Property in the form attached hereto as EXHIBIT "D" (the "ASSIGNMENT").


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         2.4.3 ADDITIONAL INSTRUMENTS.  Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to proceed to the Close of Escrow and consummate the sale of the Property in accordance with the terms of this Agreement.


         2.5 CLOSING.

         2.5.1 ACTIONS BY ESCROW HOLDER. On the Closing Date, provided each of the conditions to the obligations of the parties have been satisfied or waived, Escrow Holder shall undertake and perform the following acts in the following order:

                  (a) record the Grant Deed in the Official Records (with transfer tax information to be affixed AFTER recording) and obtain a conformed copy thereof for delivery to Buyer;

                  (b) pay any transfer taxes;

                  (c) distribute to Seller, or as Seller may instruct, the Purchase Price Balance less Seller's share of closing costs and prorations as provided in Sections 2.2 and 2.5.2 or any other amounts required to be paid by Seller under this Agreement; and

                  (d) deliver to Buyer (i) the conformed copy of the recorded Grant Deed, (ii) the original executed Non-Foreign Affidavit, (iii) the original executed Assignment, and (iv) the Title Policy.

         2.5.2 PRORATIONS. All non-delinquent general and special real property taxes, bonds and assessments with respect to the Property shall be prorated through Escrow between Buyer and Seller as of the Close of Escrow based upon the latest available tax bills using customary escrow procedures. Prorations shall be based on a thirty (30) day month. If the regular tax bill or bills for the Property for the fiscal year in which the Escrow closes are not available as of the Close of Escrow, Buyer and Seller shall re-prorate all such general and special real property taxes, bonds and assessments for the Property between themselves outside of Escrow based upon the then current fiscal year's regular tax bill(s) within thirty (30) days after the date such regular tax bill(s) are actually received by the parties.

         2.5.3 POSSESSION. Upon the Close of Escrow, exclusive possession of and title to the Property shall be conveyed to the Buyer subject only to the Permitted Exceptions.

         2.5.4 IRS FORM 1099-S. For purposes of complying with Section 6045 of the Code, as amended by Section 1521 of the Code, Escrow Holder shall be deemed the "person responsible for closing the transaction," and shall be responsible for obtaining the information necessary to file and shall file within the time specified with the Internal Revenue Service Form 1099-S, "Statement for
Recipients   of  Proceeds   from  Real  Estate,   Broker  and  Barter   Exchange
Transactions."

         2.6 FAILURE TO CLOSE; TERMINATION.

                  2.6.1 BUYER'S DEFAULT. In the event of Buyer's default under or breach of this Agreement after the Feasibility Period where such default or breach is not cured by Buyer within ten (10) days after Buyer's receipt from Seller of written notice of such default or breach, the Deposit shall constitute liquidated damages as provided in Section 6 and Buyer shall be responsible for all Escrow cancellation charges as set forth in Section 2.6.3. Further, in the event Closing does not occur for any reason other than default by Seller or a failure of a condition precedent to Buyer's obligation to close, Seller shall have the right to terminate the Agreement and obtain the Deposit.

                  2.6.2 SELLER'S DEFAULT. In the event the Close of Escrow does not occur on the Closing Date due to a breach of this Agreement by Seller where such default or breach is not cured by Seller within ten (10) days after Seller's receipt from Buyer of written notice of such default or breach, this

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Agreement shall not be terminated  automatically and Seller shall be responsible for all Escrow cancellation charges as set forth in Section 2.6.3, but only upon delivery to Escrow Holder and Seller of written notice of termination from Buyer, in which event Buyer shall be entitled to pursue one and only one of the following remedies: (a) request a return of the Deposit from the Escrow Holder in which event the Escrow Holder shall automatically return all sums (including the Deposit and all interest earned thereon) deposited by Buyer and then held by Escrow Holder or if the Deposit has been released to Seller, Seller shall automatically return the Deposit to Buyer and pursue an action for damages to recover Buyer's reasonable, documented out-of-pocket expenses attributable to Seller's breach or default and incurred in connection with this Agreement, but not including in-house counsel fees, provided that such award shall not exceed One Hundred Thousand Dollars ($100,000.00), or (b) forego receipt of the Deposit or any action for damages and pursue an action for specific performance of this Agreement.

                  2.6.3 CANCELLATION CHARGES. In the event the failure to close the Escrow is due to the default of one of the parties, the defaulting party shall be solely responsible and liable for paying any customary Escrow and title cancellation fees and charges.

                  2.6.4 RETURN OF DOCUMENTS. In any event of termination or cancellation, Escrow Holder shall return all documents to the party who supplied the documents, and Buyer shall deliver to Seller all reports, studies, plans, surveys, drawings, plats, specifications, filings, and all other documents in its possession or control concerning the Property prepared by or at the request of Seller and provided to the Buyer in connection with the Property. The satisfaction by Buyer of its obligations under this Section 2.6.4 shall be a condition precedent to the release of the Deposit by Escrow Holder.

                  3. ACTIONS PENDING CLOSING.

                  3.1      TITLE.

                  3.1.1 TITLE REPORT. Within five (5) days after the Opening Date of Escrow, Buyer, at its sole cost and expense, shall cause Nevada Title Company, Attn. Troy Lochhead (the "TITLE COMPANY") to furnish Buyer AND BUYER'S COUNSEL by separate cover with a commitment to issue an ALTA (1970 Form B) Extended Coverage Owner's policy of title insurance in favor of Buyer on the Property in the amount of the Purchase Price for the Property dated on or after the date of mutual execution of this Agreement by the parties, together with complete and legible stapled copies of all documents referenced therein as exceptions to title (collectively, the "COMMITMENT"). At its cost, Buyer shall furnish the ALTA survey within thirty (30) days of the Opening of Escrow required by the Title Company to issue the Title Policy (as defined in Section
3.2 below) which survey ("SURVEY") shall be certified to Buyer, Escrow Holder, the Title Company and Seller.

                  3.1.2 TITLE NOTICES. Buyer shall have the right, within twenty
(20) days following receipt of the later of the Commitment and, if applicable, the Survey ("TITLE REVIEW PERIOD"), to object in writing to any liens or other exceptions reflected on the Commitment or the Survey. All liens and other exceptions to which Buyer so objects are herein after referred to as "DISAPPROVED EXCEPTIONS." If no written notice of Disapproved Exceptions is given by Buyer to Seller during the Title Review Period, then it shall be deemed that all matters reflected by the Commitment and, if applicable, the Survey are "PERMITTED EXCEPTIONS." Seller shall have the right, but not the obligation, at its sole cost, to elect to cure, release or remove, on or before Closing, any or all Disapproved Exceptions and to deliver to Buyer written notice of such election to cure within ten (10) days after the end of the Title Review Period ("SELLER'S ELECTION PERIOD"); provided however, Seller at its sole cost, shall be obligated to cure, release or remove, at or before closing, all mortgages, deeds of trust and other monetary encumbrances caused or acquiesced in by Seller whether or not Buyer objects thereto during the Title Review Period. If, prior to the expiration of Seller's Election Period, Seller does not provide Buyer with written notice of this election to cause all of the Disapproved Exceptions to be removed, released, or cured, on or before Closing, Buyer shall have the right to either (i) terminate this Agreement by delivering written notice to Seller before the expiration of the Feasibility Period, whereupon the Escrow Holder shall immediately return the Deposit to Buyer or (ii) elect to purchase the Property subject to the Disapproved Exceptions, other than the liens that Seller is obligated to cure or remove. If Buyer fails to give timely notice electing either (i) or (ii), Buyer shall be deemed to have elected alternative
(ii).

                  3.1.3    [Intentionally Omitted]

                           3.1.4 PERMITTED  EXCEPTIONS.  "PERMITTED  EXCEPTIONS"
shall mean all exceptions appearing on the Commitment which are: (a) standard printed exceptions in the Title Policy issued by Title Company other than the "creditors' rights" exception, which Seller shall cause to be removed or endorsed over; (b) general real property taxes and assessments, a lien not yet due and payable; and (c) any other liens, easements, encumbrances, covenants, conditions and restrictions of record approved or deemed approved by Buyer pursuant to Section 3.1.2. In the event that an amendment to the Title Policy is issued shortly before Closing, and the amendment reveals an additional exception (other than the Permitted Exceptions or any exception caused by Buyer) affecting any Lot(s) to be purchased at Closing, the deadline for such Closing shall be extended if (and to the minimum extent) necessary: (a) to provide Buyer five (5) business days to deliver written notice of Disapproved Exceptions; (b) to provide Seller five (5) business days to deliver a response, if Buyer delivers written notice of its objection; and (c) to provide Buyer five (5) business days following the expiration of such five (5) day period for Seller's reply to deliver or be deemed to have delivered a reply pursuant to Section 3.1.2, if Seller delivers (or is deemed to have delivered) a response which does not include a commitment to remove all of the matters to which Buyer has objected.

                  3.2 TITLE POLICY. Buyer's obligation to proceed to Close of Escrow shall be conditioned upon the irrevocable commitment by Title Company to issue an ALTA (Form B, 1970) Extended Coverage Owner's Policy of Title Insurance (the "TITLE POLICY") showing title to the Property vested in Buyer with liability in the amount of the Purchase Price subject only to the Permitted Exceptions. ESCROW HOLDER SHALL PROVIDE BUYER AND BUYER'S COUNSEL WITH AN UPDATED TITLE POLICY AT LEAST TEN DAYS PRIOR TO THE SCHEDULED CLOSING.

                  3.3      INVESTIGATION OF THE PROPERTY.

                            3.3.1  DELIVERY  OF  DOCUMENTS.   Within  three  (3)
business days after the Opening Date of Escrow as defined in Section 2.1, Seller shall cause the Escrow Holder to provide Buyer with complete copies of all of the following documents and materials in Seller's possession or available to Seller concerning the Property and the improvement, development and operation thereof (collectively, the "REPORTS"): surveys, including boundary, topographic and tree surveys; correspondence or other materials; title policies; maps; soils reports; environmental studies and reports; engineering and architectural studies; tentative map designs together with improvement plans, agreements and bonds; public subdivision report; traffic studies; government zoning letters; specific plans and conditions of approval; "will-serve" letters; development agreements; grading, improvement and landscape plans and similar data; all material relating to earthquake faults and flood zones; all service, maintenance, management, brokerage, consulting, advertising and other agreements; all licenses, permits, certificates, entitlements and approvals; property tax bills, utility bills and similar records; any other existing contractual obligations; any additional agreements between Seller and community residents that may obligate Buyer in any way; and all feasibility studies, appraisals and marketing studies. Buyer acknowledges and agrees that all such Reports are provided without representation or warranty of any kind and are provided by Seller as an accommodation to Buyer. Buyer is required to perform its own investigation of the Property.

                           3.3.2 FEASIBILITY  PERIOD.  Seller  acknowledges that
there are several contingencies to Buyer's acquisition of the Property, including, but not limited to, Buyer's determination of the economic feasibility for the development of the Property. Buyer shall have the period from the date of mutual execution of this Agreement until 5:00 p.m., Las Vegas Time, on the date that is ninety (90) days following the Opening Date of Escrow (the "FEASIBILITY PERIOD"), to:

                                    (a)  review,  in Buyer's  sole and  absolute
discretion, the suitability of the Property for Buyer's use and development, including, without limitation, the number of Lots in which the Property will be subdivided, the size and dimensions of the Lots, any governmental land regulations, zoning ordinances, architectural and design approvals, development costs, financial and market feasibility, the status of the entitlements of the Property (including, without limitation, the status of the subdivision map), the presence of "HAZARDOUS SUBSTANCES" (as defined in EXHIBIT "E" attached hereto), existing or potential assessments imposed against the Property and the physical condition of the Property (collectively, the "FEASIBILITY MATTERS"); and

                                    (b) approve or disapprove of the Feasibility
Matters; and

                  (c) deliver to Seller and Escrow Holder written notice of Buyer's approval, conditional approval or disapproval of any of the Feasibility Matters.

                  Buyer's failure to deliver the Termination Notice prior to the expiration of the Feasibility Period shall be deemed Buyer's approval of the Property and its decision to proceed with closing of the transactions contemplated herein, subject only to the Tentative Map approval. If Buyer does not deliver the Termination Notice prior to the expiration of the Feasibility Period, the Second Deposit shall be deposited into Escrow on the date the Feasibility Period expires as set forth in Section 1.2.1 above.

         3.4 ACCESS AND PROCESSING.

         3.4.1 ACCESS. Subject to Buyer providing Seller with a certificate evidencing Buyer's having obtained General Commercial Liability Insurance in an amount of not less than Five Million Dollars ($5,000,000) covering any damage or injury to persons or property occurring on the Property, which certificate must evidence that Seller is an additional insured under such insurance coverage, from and after the Opening Date of Escrow through the Close of Escrow, Buyer, its agents, representatives, employees, contractors and consultants shall have the right to enter the Property for the purposes of conducting such investigations, inspections and tests of the Property, as Buyer deems necessary or desirable for purposes of reviewing the Feasibility Matters. Buyer shall indemnify and hold harmless Seller from and against any and all loss, expense, claim, damage and injury to person or property resulting from the willful or negligent acts of Buyer, its authorized agents, representatives, employees, contractors and consultants on the Property in connection with such entry on the Property as contemplated herein; provided, however, Buyer shall not be responsible or liable for any act or omission of Seller or Seller's agents, representatives, employees, contractors or consultants or for any adverse condition or defect on or affecting the Property not caused by Buyer, its agents, representatives, employees, contractors and consultants, but discovered or impacted during such inspections.

         3.4.2 PROCESSING. From and after the Agreement Date through the Close of Escrow, Buyer shall have the right to process all applications, plans, maps, agreements, documents, and other instruments or entitlements necessary or appropriate for the subdivision and development of the Property as contemplated by Buyer in Clark County, including, without limitation, to the extent deemed necessary or advisable by Buyer, revisions to any tentative map, the Final Map, the engineering and design for the Final Map, grading and improvement plans, and home designs and floor plans. Buyer shall proceed with such processing in a diligent manner at its sole cost and expense. Upon written request by Seller, Buyer shall advise Seller of the status of any entitlement processing it performs. Seller shall, at no cost or expense to Seller, other than general overhead costs and expenses, cooperate with and assist Buyer in the processing of such items, including, without limitation, attending meetings with Authorities relating to the same, and to the extent necessary or appropriate, executing all such items and materials. Commencing on the earlier of the expiration of the Feasibility Period or Buyer's written waiver of its right to deliver the Termination Notice, Seller agrees to promptly review, execute and process all applications, plans, maps, agreements, documents and other instruments reasonably necessary or appropriate for the subdivision and development of the Property as contemplated by Buyer.

                  3.5 CLOSING CONDITIONS. The obligation of Buyer to purchase the Property is subject to the satisfaction of the following conditions precedent as of the Closing Date (collectively, the "CONDITIONS TO CLOSING"), any of which may be waived in whole or in part by Buyer at or prior to the Closing Date.

                           3.5.1  TITLE  POLICY.  The Title  Company  shall have
irrevocably committed to issue the Title Policy.

                           3.5.2    REPRESENTATIONS    AND    WARRANTIES.    The
representations and warranties of Seller shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made as of the Closing Date.

                           3.5.3 NO MORATORIUM  OR  GOVERNMENTAL  ACTION.  There
shall be no pending moratorium or other governmental action or proceeding, or any similar restriction imposed by a private entity, which would prohibit or restrict utility service to the Property or the issuance of building permits related to the construction of homes on the Property or other development of the Property with single-family residences.

                           3.5.4 TENTATIVE MAP APPROVAL. The Tentative Map shall
have been approved by applicable Authorities and such approval shall remain in full force and effect. The Tentative Map approval shall provide for a minimum of 4.5 dwelling units per acre or at least 180 units unless Buyer is willing, in its sole discretion and without any obligation to do so, to accept a lesser number of units . If the Tentative Map has not been approved on or before the Approval Deadline and Buyer has not otherwise terminated this Agreement, this condition shall be deemed waived.

                           3.5.5  PARCEL  MAPS.  Buyer shall have  obtained  the
approval of the applicable Authorities of all parcel maps ("Parcel Maps" and each "Parcel Map") required by Buyer to divide the Property into legal Parcels for the Closings contemplated hereunder and all such Parcel Maps shall have been recorded in the Official Records.

                           If this Agreement is terminated  prior to the Buyer's
acquisition of the Property due to a default by Seller or because any of the Conditions to Closing set forth in Section 3.5 ("Closing Conditions") is not satisfied, or waived in writing by Buyer, Escrow Holder shall return to Buyer the Deposit and interest earned thereon while in Escrow, and any other funds deposited by Buyer into Escrow and then held by Escrow Holder, and thereafter neither party shall have any further obligation hereunder, except for those indemnity obligations which survive the termination hereunder. Notwithstanding the foregoing, if such failure of a Condition or Conditions to Closing is the result of a breach or default by Seller under this Agreement, Buyer shall have the rights and remedies available to Buyer as provided in Section 2.6.2.


         4. REPRESENTATIONS, WARRANTIES AND COVENANTS.


                            4.1   SELLER'S   REPRESENTATIONS,   WARRANTIES   AND
COVENANTS. In addition to any other representations, warranties and covenants of Seller contained in this Agreement, Seller hereby represents, warrants and covenants to Buyer as follows, all of which shall survive the Close of Escrow for a period of six (6) months:

                            (a)  "Seller"  is  a  Nevada   corporation  in  good
standing under the laws of the State of Nevada. Seller is the sole owner in fee simple of the Property and has the full right, capacity, power and authority to enter into and perform the terms of this Agreement. Seller has not alienated, encumbered, transferred, leased, assigned or otherwise conveyed its interest in the Property or any portion thereof except as set forth in the Preliminary Title Report, and shall not enter into any such agreement prior to the Close of Escrow. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated by this Agreement will result in any breach of or constitute a default under or conflict with any agreement, covenant or obligation binding upon Seller. Seller has the requisite right, legal capacity and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. No approvals, authorizations or consents of any public body or of any person other than Seller's members are necessary in connection herewith. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action including, without limitation, authorizations of Seller's members, as applicable, which authorizations remain in full force and effect, have been duly executed and delivered by Seller, and no other proceedings on the part of Seller are required to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Seller and is enforceable in accordance with its terms against Seller subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

                            (b)   To   Seller's   actual   knowledge,    without
investigation, there are no mechanic's or materialman's liens or similar claims or liens now asserted against the Property for work performed or commenced prior to Agreement Date other than as described in the Preliminary Title Report.

                            (c)  Except as  disclosed  on that  certain  Phase I
Environmental Site Assessment prepared by Western Technologies, Inc. and dated April 4, 1994, a copy of which is attached hereto as Exhibit "G" (the "Phase I"), neither Seller nor, to Seller's actual knowledge, without investigation, any third party has used, generated, manufactured, stored or disposed any
Hazardous Substance in, at, on, under or about the Property or transported any Hazardous Substance to or from the Property. To Seller's actual knowledge, without investigation, the Property is not in violation, nor has been or is currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on, under or about the Property including, but not limited to, soil and groundwater conditions. To Seller's actual knowledge, without investigation, the Property has not been subject to, and is not within 2,000 feet of, a deposit of any Hazardous Substance. To Seller's actual knowledge, without investigation, there has been no discharge, migration or release of any Hazardous Substance from, into, on, under or about the Property, and there is not now, nor has there ever been on or in the Property underground storage tanks or surface or below-grade impoundments, any asbestos-containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment. Seller hereby assigns to Buyer as of the Close of Escrow all claims, counterclaims, defenses or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Substance in, at, on, under or about the Property.

                            (d)   To   Seller's   actual   knowledge,    without
investigation, there are no animals, plants or other living things within the Property or 2000 feet thereof which have been designated or which are being considered for designation as an endangered or threatened species (or as a published candidate for either such status) by any Authority. To Seller's actual knowledge, without investigation, there are no habitats for any of the foregoing within or adjacent to the Property and no areas that are or could be designated as wetlands within or adjacent to the Property.

                            (e)   To   Seller's   actual   knowledge,    without
investigation, there is no pending or threatened suit, action, arbitration, legal, administrative or other proceeding or governmental investigation, formal or informal, including, without limitation, eminent domain, condemnation, assessment district or zoning change proceeding, or any judgment, moratorium or other government policy or practice which affects the Property or Buyer's anticipated development of the Property.

                            (f) Except as  disclosed on the Phase I, to Seller's
actual knowledge, without investigation, the Property is not located within a 100-year flood plain as designated by the Federal government.

                            (g)   To   Seller's   actual   knowledge,    without
investigation, Seller and any entity or person that owns or controls Seller are not bankrupt or insolvent under any applicable Federal or state standard, have not filed for protection or relief under any applicable bankruptcy or creditor protection statute and have not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

                            (h)   To   Seller's   actual   knowledge,    without
investigation, no seismic safety problem relating to the Property would prevent or impair residential development of the Property.

         Each of the representations and warranties made by Seller in this Agreement, or in any Exhibit or on any document or instrument delivered pursuant hereto, shall be true and correct in all material respects on the date hereof, and shall be deemed to be made again as of the Close of Escrow, and shall then be true and correct in all material respects. The truth and accuracy of each of the representations and warranties, and the performance of all covenants of Seller contained in this Agreement, are conditions precedent to the release of the Deposit to Seller and to the Close of Escrow. Seller shall notify Buyer immediately of any facts or circumstances, which are contrary to the foregoing representations and warranties contained in this Section 4.1 through the date of Closing. As used in this Agreement, "Seller's actual knowledge" shall mean within the actual knowledge of Jay H. Brown, Esq.

                            4.2 BUYER'S  REPRESENTATIONS  AND WARRANTIES.  Buyer
represents and warrants that it is a general partnership duly organized and validly existing in the State of Nevada, and has the capacity and full right, capacity, power and authority to enter into and carry out the agreements contained in, and the transactions contemplated by, this Agreement, and that this Agreement has been duly authorized and executed by Buyer and, upon delivery to and execution by Seller, shall be a valid and binding Agreement of Buyer. Neither the execution and delivery of this Agreement nor the performance or consummation of the transaction contemplated by this Agreement will result in any breach of or constitute a default under or conflict with any agreement, covenant or obligation binding upon Buyer. Buyer has the requisite right, legal capacity and authority to enter into this

Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. No approvals, authorizations or consents of any public body or of any person other than Buyer's authorized representatives are necessary in connection herewith. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action including, without limitation, authorizations of Buyer's authorized representatives, as applicable, which authorizations remain in full force and effect, have been duly executed and delivered by Buyer, and no other proceedings on the part of Buyer are required to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Buyer and is enforceable in accordance with its terms against Buyer subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

              4.3 Condition of Property.

              (a) Except for the representations and warranties expressly set forth in this Agreement (i) Buyer agrees that the Property is to be sold to and accepted by Buyer at Closing in its then condition "AS-IS" and with all faults;
(ii) no person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property; and (iii) Buyer understands and acknowledges that after the Closing the Buyer is solely responsible for the performance of all work Buyer desires to be performed to develop the Property and Seller will not be responsible for any work related to the Property.

                            (b) Except as  expressly  set forth  herein,  Seller
makes no representation or warranty, express or implied, with respect to the Property or the surrounding properties owned by Seller. No representation, warranty, agreement, statement, guaranty or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller. Without limiting the generality of the foregoing, Seller disclaims (i) any obligation to construct any improvements, (ii) any obligation to construct any public utilities or utility connections, and (iii) any obligation to develop or cause the development of any portion of the surrounding properties owned by Seller or any other person or entity.

                            (c) Buyer  acknowledges  that  Buyer  will be solely
responsible for ascertaining and complying with all governmental requirements which pertain to the development and operation of the Property and that Seller, except to the extent expressly set forth in this Agreement, has made no representation or warranty whatsoever with regard to such requirements.

                            (d)  Buyer  acknowledges  that it is an  experienced
real estate developer with expertise and experience sufficient to enable Buyer to reach an informed conclusion regarding the suitability of the Property for Buyer's purposes. Nothing contained herein shall be deemed to limit Buyer's right to terminate this Agreement during the Feasibility Period for any reason or for no reason.

              5. CONDEMNATION.

              If, prior to the Close of Escrow, any portion of the Property is taken by any entity by condemnation or under the power of eminent domain, or if the access thereto is reduced or restricted thereby (or is the subject of a pending taking which has not yet been consummated), Seller shall promptly notify Buyer of such fact. In such event, Buyer shall have the right, in Buyer's sole and absolute discretion, to terminate this Agreement and Escrow upon written notice to Seller and Escrow Holder not later than seven (7) days after receipt of Seller's notice thereof. If Buyer elects to terminate this Agreement and Escrow, all documents and funds, including the Deposit, shall be returned by Escrow Holder to each party who so deposited the same (or if the Deposit has been released to Seller, Seller shall immediately return the Deposit to Buyer), and neither party shall have any further rights or obligations hereunder, except for payment of Escrow and title cancellation fees which shall be borne equally by Buyer and Seller. If Buyer elects not to terminate this Agreement and Escrow, Buyer and Seller shall proceed to consummate the transaction contemplated herein, and Seller shall assign and deliver to Buyer any and all awards made or to be made in connection with such condemnation or eminent domain proceeding not to exceed the Purchase Price herein.

              6. LIQUIDATED DAMAGES.

         BUYER AND SELLER EACH AGREE THAT IN THE EVENT OF A MATERIAL DEFAULT OR BREACH HEREUNDER BY BUYER, THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. THEREFORE, IN THE EVENT OF A MATERIAL DEFAULT OR BREACH BY BUYER HEREUNDER, WHICH DEFAULT OR BREACH IS NOT CURED WITHIN THIRTY
(30) DAYS AFTER WRITTEN NOTICE OF SUCH DEFAULT OR BREACH IS RECEIVED BY BUYER FROM SELLER, THE DEPOSIT SHALL SERVE AS LIQUIDATED DAMAGES FOR SUCH BREACH OR DEFAULT BY BUYER, AS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER, INCLUDING COSTS OF NEGOTIATING AND DRAFTING THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER BUYER, OPPORTUNITY COSTS IN KEEPING THE PROPERTY OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. DELIVERY TO AND RETENTION OF THE DEPOSIT BY SELLER AND ANY INDEMNITY RIGHTS PURSUANT TO SECTION 3.4.1 SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A MATERIAL DEFAULT OR BREACH BY BUYER HEREUNDER. SELLER WAIVES ANY AND ALL OTHER RIGHTS AND REMEDIES AGAINST BUYER, INCLUDING WITHOUT LIMITATION, SPECIFIC PERFORMANCE. THE PAYMENT AND RETENTION OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. UPON ANY SUCH BREACH OR DEFAULT BY BUYER HEREUNDER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO RETAIN SUCH LIQUIDATED DAMAGES.

         SELLER'S INITIALS: ________             BUYER'S INITIALS:________


              7. BROKERS: Buyer shall be responsible for the payment of a commission in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) to Landcor Properties and Investments, Inc., Attn. Daniel Kramer located at 8804 Bonta Court, Las Vegas, Nevada 89134, Phone: (702) 240-0340;
Fax: (702) 240-5181 and E-Mail: dkramer554@aol.com ("BROKER") pursuant to a separate agreement between Buyer and Broker, if applicable. Buyer and Seller each represents and warrants to the other that it has not engaged any other real estate broker or finder in connection with this transaction except as expressly provided herein. Seller shall indemnify, defend and hold Buyer harmless against any Claims incurred by reason of any brokerage fee, commission or finder's fee which is payable or alleged to be payable to Broker or any other broker or finder by or on the basis of any alleged acts by Seller. Buyer shall indemnify, defend and hold Seller harmless against any Claims incurred by reason of any brokerage fee, commission or finder's fee which is payable or alleged to be payable to any broker or finder by or on the basis of any alleged acts by Buyer. The representations, warranties, indemnities and agreements contained in this
Section 7 shall survive the Close of Escrow or earlier termination of this Agreement.

         8.   GENERAL PROVISIONS.

              8.1 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

              8.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement (together with all Exhibits attached hereto) contains all of the agreements of the parties hereto with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be modified, waived, amended or added to except by writing signed by the party against which the enforcement of such modification, waiver, amendment or addition is or may be sought.

              8.3 INCORPORATION OF EXHIBITS. All exhibits attached hereto and referred to herein are incorporated in this Agreement as though fully set forth herein.

              8.4 PARTIAL INVALIDITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect and shall in no way be impaired or invalidated, and the parties agree to substitute for the invalid or unenforceable provision a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision.

              8.5 GOVERNING LAW. This Agreement and each and every related document are to be governed by, and construed in accordance with, the laws of the State of Nevada.

              8.6 WAIVER OF COVENANTS, CONDITIONS OR REMEDIES. The waiver by one party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other consistent remedies unless they are expressly excluded.

              8.7 LEGAL ADVICE. Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to the fair meaning and not for or against any party based upon any attribution of such party as the sole source of the language in question.

              8.8 TIME OF THE ESSENCE. Time shall be of the essence as to all dates and times of performance, whether they are contained herein or contained in any escrow instructions to be executed pursuant to this Agreement, and all escrow instructions shall contain a provision to this effect. Notwithstanding the foregoing, in the event the date for the performance of an action or the giving of a notice falls on a Saturday, Sunday or holiday, then the date for the performance of such action or giving of such notice shall be automatically extended to the next succeeding business day.

              8.9 ATTORNEYS' FEES. In the event that any party hereto institutes an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of this Agreement or the transactions contemplated hereby, or in the event any party is in default of its obligations pursuant thereto, whether or not suit is filed or prosecuted to final judgment, the non-defaulting party or prevailing party shall be entitled to its actual attorneys' fees and to any court costs incurred, in addition to any other damages or relief awarded

              8.10 ASSIGNMENT. Buyer, in its sole discretion, may assign this Agreement and its rights and obligations hereunder provided that such assignee expressly assumes the obligations of Buyer hereunder. Upon any such assignment by Buyer, Buyer shall be fully relieved from any further liability hereunder. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties to this Agreement with the consent of Seller.

              8.11 NOTICES. All notices required or permitted by this Agreement shall be in writing and may be delivered in person (by hand delivery or professional messenger service) to either party or may be sent by registered or certified mail, with postage prepaid, return receipt requested or delivered by Express Mail of the U.S. Postal Service or Federal Express or any other courier service guaranteeing overnight delivery, charges prepaid, or may be transmitted by facsimile transmission (provided a hard copy of such transmission is thereafter delivered in one of the foregoing prescribed methods) and addressed as follows:

              If to Seller:       American Vantage Companies
                                  7674 West Lake Mead Blvd., Suite 108
                                  Las Vegas, NV  89128
                                  Attn.:  Ronald Tassinari
                                  Phone:  (702) 227-9800
                                  Fax: (702) 227-8525
                                  E-Mail:  rjt@americanvantage.com

            With a copy to:       Snow  Becker Krauss P.C.
                                  Attn:  Harlan Greenman, Esq.
                                  605 Third Avenue, 25th
                                  New York, New York  10158
                                  Phone:  () (212) 687-3860
                                  Fax: () (212) 949-7052
                                  E-Mail:  jbecker@sbklaw.com

              If to Buyer:        Centex Homes dba Real Homes
                                  3606 North Rancho Drive, Suite 102
                                  Las Vegas, Nevada  89130
                                  Attn: Brad Burns
                                  Phone:  (702) 647-2660
                                  Fax: (702) 647-2666
                                  E-Mail: bburns@centexhomes.com

           With a copy to:        Centex Homes
                                  8665 East Hartford, #217
                                  Scottsdale, Arizona  85255
                                  Attn: Darrell Sherman, General Counsel
                                  c/o Carlie Estrada, Paralegal
                                  Telephone:  (480) 889-0893; (480) 889-0894
                                  Telecopier:  (480) 889-0672
                                  E-Mail: DSHERMAN@CENTEXHOMES.COM
                                          cestrada@centexhomes.com
                                  PLEASE ALWAYS SEND TO BOTH E-MAIL ADDRESSES


     If to Escrow Holder:         Nevada Title Company
                                  3320 W. Sahara Avenue, Suite 200
                                  Las Vegas, Nevada  89102
                                  Attn:  Troy Lochhead
                                  Telephone:  (702) 251-5280
                                  Telecopy:  (702) 966-5848
                                  E-Mail: tlochhead@nevadatitle.com

                            Any such  notice  sent by  registered  or  certified
mail, return receipt requested, shall be deemed to have been duly given and received seventy-two (72) hours after the same is so addressed and mailed with postage prepaid. Notices delivered by overnight service shall be deemed to have been given twenty-four (24) hours after delivery of the same, charges prepaid, to the U.S. Postal Service or private courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon confirmation of transmission thereof. Any notice or other document sent by any other manner shall be effective only upon actual receipt thereof. Any party may change its address for purposes of this Section 8.11 by giving notice to the other party as provided herein.

              8.12 CONSTRUCTION OF AGREEMENT. The agreements contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement.

              8.13. GENDER AND NUMBER. Wherever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and neuter, and reference to the singular shall be deemed to include the plural.

                            8.14 SURVIVAL;  NON-MERGER.  Except as  specifically
set forth herein, the representations, warranties, indemnities and other provisions set forth herein shall survive the Close of Escrow and shall not be merged into the Grant Deed.

              8.15 EASEMENTS. Seller agrees to reasonably cooperate with Buyer to grant any temporary construction easements or other easements over the Property, which are reasonably necessary for Buyer's development of the Property; provided however that the location of such easements shall not interfere with Buyer's proposed development of the Property.

                  9.       [INTENTIONALLY OMITTED]

                 10. COOPERATION WITH EXCHANGE. Buyer agrees to accommodate and cooperate with Seller in structuring the transfer of Property from Seller to Buyer as an exchange of property held for productive use in a trade or business or for investment within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "CODE"). In connection with such tax deferred exchange, Buyer shall execute such documents as may be reasonably required to effect such exchange and also allow Seller to extend the Close of Escrow for a period of Thirty (30) days. In no event shall Buyer be required to take title to any real property other than the Property or to incur any additional expense or liability. Buyer shall have no liability pursuant to any documents executed in connection with such exchange. Seller shall indemnify, defend, protect and hold harmless Buyer, its partners, officers, directors, employees, agents, representatives, successors and assigns from and against any and all Claims arising from or in connection with (i) structuring the transaction contemplated by this Agreement as an exchange under Section 1031 of the Code or (ii) the execution of any documents in connection with the exchange. Seller shall pay all costs, if any, incurred by Buyer as a result of structuring the transfer of the Property as an exchange under Section 1031 of the Code, including, without limitation, attorneys' fees (including in-house counsel) and other costs incurred by Buyer in connection with document review, litigation or threats of litigation, or governmental audits arising from such exchange or related thereto, and any other resulting costs and expenses. Under no circumstances shall structuring the transaction contemplated by this Agreement as an exchange under Section 1031 of the Code delay the Close of Escrow. The failure of the contemplated transaction to qualify as a tax-deferred exchange under Section 1031 of the Code shall in no way defeat or otherwise compromise the sale of the Property from Seller to Buyer. The rights and obligations of Buyer and Seller pursuant to this Section 10 shall survive the conveyance of the Property contemplated hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     "BUYER"

    CENTEX HOMES, a Nevada general partnership, doing business as Real Homes

                         By:  CENTEX REAL ESTATE CORPORATION,
                              a Nevada corporation, Managing General Partner


                         By: /s/ BRAD BURNS
                            ---------------
                            Brad Burns, Division President

                                    "SELLER"

                                    AMERICAN CARE GROUP, INC.
                                    a Nevada corporation

                         By: /s/ RONALD J. TASSINARI
                             -----------------------
                             Ronald J. Tassinari, President

                          ACCEPTANCE BY ESCROW HOLDER:

                  Escrow Holder hereby acknowledges that it has received a fully executed counterpart of the foregoing Agreement for Purchase and Sale of Real Property and Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

       Dated:  September 5, 2003       NEVADA TITLE COMPANY

                                       By:  /s/ TROY LOCHHEAD
                                            -----------------
                                       Troy Lochhead, Commercial Escrow Officer

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

THAT PORTION OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 26, TOWNSHIP 19 SOUTH, RANGE 61 EAST.

PARCELS ONE (1) AND TWO (2) AS SHOWN BY THE MAP THEREOF ON FILE 83 OF PARCEL MAPS, PAGE 28, IN THE OFFICE OF THE COUNTY RECORDED OF CLARK COUNTY, NEVADA.

                                   EXHIBIT "B"


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO,
AND MAIL TAX STATEMENTS TO:

Centex Homes dba Real Homes
3606 North Rancho Drive, Suite 102
Las Vegas, Nevada  89130
Attn: Brad Burns
                  -------------------------------------------------------------
                  (Above Space for Recorder's Use Only)

                  Parcel No(s).  124-26-701-005 and 124-26-701-006

                           GRANT, BARGAIN & SALE DEED
                           --------------------------

[Statement of Tax Due and Request that Stamps not be made part of the Permanent Record to be filed separate from the Deed]

                   FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, AMERICAN CARE GROUP, INC., a Nevada corporation hereby GRANTS, BARGAINS and SELLS to CENTEX HOMES, a Nevada general partnership, doing business as Real Homes, the real property located in the County of Clark, State of
Nevada, more particularly described in EXHIBIT "1" attached hereto and incorporated herein by this reference;

                   TOGETHER WITH all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof.

                   Subject to Permitted Exceptions as defined in that certain Agreement for Purchase and Sale between AMERICAN CARE GROUP, INC. and CENTEX HOMES dated September 5, 2003 and more particularly described in Exhibit "2" attached hereto and incorporated herein by this reference.

                      IN WITNESS WHEREOF, the undersigned has executed this document as of the day and year indicated.

                  Dated:  _______________ __, 200___

                  "SELLER"

                  AMERICAN CARE GROUP, INC.
                  a Nevada corporation

                  By:__________________________________

                  Name:________________________________

                  Title:  ________________________________

                                   EXHIBIT "C"


                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS


         To inform CENTEX HOMES, a Nevada general partnership, doing business as Real Homes ("TRANSFEREE"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended, ("CODE") will not be required upon the transfer of certain real property to the Transferee by AMERICAN CARE GROUP, INC., a Nevada corporation (the "TRANSFEROR"), the undersigned hereby certifies the following on behalf of the Transferor:

                            1.  The  Transferor  is not a  foreign  corporation,
foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

                            2. The  Transferor's  U.S.  employer  or tax (social
security) identification number is

                            The Transferor  understands that this  Certification
may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                            The  Transferor  understands  that the Transferee is
relying on this Certification in determining whether withholding is required upon said transfer.

                            Under  penalty  of  perjury  I  declare  that I have
examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

                  Dated:  _______________ __, 200___

                  "TRANSFEROR"

                  AMERICAN CARE GROUP, INC.,
                  a Nevada corporation

                  By:__________________________________

                  Name:________________________________

                  Title:  ________________________________

                                   EXHIBIT "D"

          BLANKET ASSIGNMENT OF CONTRACTS, LICENSES, PERMITS, PLANS AND
                  SPECIFICATIONS AND OTHER INTANGIBLE PROPERTY

                            Reference   is  hereby  made  to  (a)  that  certain
property located in the City of North Las Vegas, County of Clark, Nevada, and more particularly described in Recital A of that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions between Seller and Buyer (as such parties are defined below) dated as of September __, 2003, (b) the improvements located thereon, and (c) the rights, privileges and entitlements incident thereto (collectively, the "PROPERTY").


                            For  good and  valuable  consideration,  receipt  of
which is hereby acknowledged, the undersigned, AMERICAN CARE GROUP, INC., a Nevada corporation ("SELLER") does hereby, give, grant, bargain, sell, transfer, assign, convey and deliver to CENTEX HOMES, a Nevada general partnership, doing business as Real Homes ("BUYER"), all of Seller's right, title and interest in all assets, rights, materials and/or claims used, owned or held in connection with the use, management, development or enjoyment of the Property, including, without limitation: (i) all entitlements, subdivision agreements and other agreements relating to the development of the Property; (ii) all plans, specifications, maps, drawings and other renderings relating to the Property;
(iii) all warranties, claims and any similar rights relating to and benefiting the Property or the assets transferred hereby; (iv) all intangible rights, goodwill and rights benefiting the Property; (v) all development rights benefiting the Property; (vi) all rights, claims or awards benefiting the Property; and (vii) all rights to receive a reimbursement, credit or refund from the applicable agency or entity of any deposits or fees paid in connection with the development of the Property.

                            Seller shall, upon written request therefor, execute
and deliver to Buyer, its nominees, successor and/or assigns, any new or confirmatory instruments and do and perform any other acts which Buyer, its nominees, successors and/or assigns, may request in order to fully transfer possession and control of, and protect the rights of Buyer, its nominees, successors and/or assigns in the assets of Seller intended to be transferred and assigned hereby.

                  Dated:  _______________ ____, 200___

                  "SELLER"

                  AMERICAN CARE GROUP, INC.
                  a Nevada corporation

                  By:__________________________________

                  Name:________________________________

                  Title:  ________________________________

                                   EXHIBIT "E"

                       DEFINITION OF HAZARDOUS SUBSTANCES
                       ----------------------------------

                            The  term  "HAZARDOUS  SUBSTANCE"  as  used  in this
Agreement shall mean a material amount of those substances, materials or wastes regulated now or in the future under any of the statutes or regulations listed below and any and all of those substances included within the definitions of "hazardous substances", "hazardous materials", "hazardous waste", "hazardous chemical substance or mixture", "imminently hazardous chemical substance or mixture", "toxic substances", "hazardous air pollutant", "toxic pollutant" or "solid waste" in the statutes or regulations listed below. Hazardous Substances shall also mean a material amount of (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, and (vii) radioactive materials and waste.

                            A  Hazardous  Substance  shall  include  a  material
amount of:

                            (1) a "Hazardous  Substance",  "Hazardous Material",
"Hazardous Waste", or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.ss.9601, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801, ET SEQ., or the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901, ET SEQ.;

                            (2)  "Oil"  or a  "Hazardous  Substance"  listed  or
identified pursuant toss.311 of the Federal Water Pollution Control Act, 33 U.S.C.ss.1321, as well as any other hydrocarbonic substance or by-product;

                            (3) a material which due to its  characteristics  or
interaction with one or more other substances, chemical compounds, or mixtures, damages or threatens to damage, health, safety, or the environment, or is required by any law or public agency to be remediated, including remediation which such law or public agency requires in order for the property to be put to any lawful purpose;

                            (4)   pesticides   regulated   under   the   Federal
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 ET SEQ.;

                            (5) asbestos,  PCBs, and other substances  regulated
under the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 ET SEQ.;

                            (6)  any  radioactive  material  including,  without
limitation, any "source material", "special nuclear material", "by-product material", "low-level wastes", "high-level radioactive waste", "spent nuclear fuel" or "transuranic waste", and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act, 42 U.S.C.ss.ss.2011 ET SEQ. or the Nuclear Waste Policy Act, 42 U.S.C.ss.ss.10101 ET SEQ.; and/or


                            (7) industrial process and pollution control wastes,
whether or not "hazardous" within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 ET SEQ.

                            All regulations,  administrative rules, policies and
orders, promulgated pursuant to said foregoing statutes and regulations or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Substance defined herein.